COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT IN THE
INVESTOR SHARES AND RESTRICTED SHARES OF DREYFUS LIFETIME
PORTFOLIOS, INC.-GROWTH PORTFOLIO WITH THE STANDARD &
POOR'S 500 COMPOSITE STOCK PRICE INDEX AND A
CUSTOMIZED BLENDED INDEX

EXHIBIT A:

             DREYFUS       DREYFUS    STANDARD
             LIFETIME     LIFETIME     & POOR'S
           PORTFOLIOS-   PORTFOLIOS-     500
              GROWTH       GROWTH     COMPOSITE
            PORTFOLIO     PORTFOLIO     STOCK     CUSTOMIZED
  PERIOD    (INVESTOR    (RESTRICTED    PRICE      BLENDED
             SHARES)       SHARES)     INDEX *     INDEX **

 3/31/95         10,000       10,000      10,000      10,000
 9/30/95         11,856       11,872      11,823      11,545
 9/30/96         14,177       14,214      14,226      13,399
 9/30/97         19,043       19,146      19,976      17,551


*Source: Lipper Analytical Services, Inc.
**Source: Lipper Analytical Services, Inc., Lehman Brothers, Morgan Stanley
                & Co. Incorporated and J.P. Morgan & Co. Incorporated